CHARTER POWER SYSTEMS, INC.
                       3043 Walton Road
                 Plymouth Meeting, Pa. 19462



                                        May 30, 1989



    Mr. Alfred Weber
    158 Beecher Drive
    Southbury, CT 06488

    Dear Mr. Weber:

          Charter Power Systems, Inc., a Delaware corporation
    (the "Company"), agrees to employ you and you agree to accept such employment under the following terms and conditions:

          1. Term of Employment. (a) Except for earlier termination as is provided in Section 12 below, your employment under this agreement and the term of this agreement shall be for an initial term commencing as of April 4, 1989 (the "Effective Date") and terminating on April 30, 1992 (the "Initial Term"); provided, however, that if a Change of Control (as hereinafter defined) of the Company occurs at any time during the Initial Term of during the first Renewal Term provided for in subsection (b) below, you shall have the right, by giving written notice to the Company within 90 days after that Change of Control, to terminate your employment hereunder effective the date of that notice, whereupon the Initial Term or the first Renewal Term, as the case may be, shall be deemed to have ended. As used herein, the term "Change of Control" shall mean (i) any transaction or set of circumstances that would be required to be reported as a change of control under Item 6(e) of Schedule 14A (Rule 14a-101) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), unless you are individually, or you are an executive officer or a more than 5% equity holder of an entity that is, directly or indirectly one of the new controlling parties, or (ii) the completion by the Company of a merger or consolidation with, or a sale of all or substantially all of its assets to, another company, unless either (A) the Company is the surviving corporation and has not become a wholly owned subsidiary of another person or entity or (B) you are an executive officer or a more that 5% equity holder of the other party to the transaction or of any entity controlling that party (any transaction of the type described in this clause (ii) hereinafter being described as a "Business Combination").
          (b) After the Initial Term, this agreement and your employment hereunder shall be renewed automatically for successive terms of one year each (each, a "Renewal Term"), unless prior to the end of the Initial Term or any Renewal Term either party shall have given to the other party at least three months' prior written notice (a "Termination Notice") of termination of this agreement or you shall have exercised your right of termination upon a Change in Control (to the extent applicable) provided for in subsection (a) above. If a Termination Notice is given by either party, (i) the Company shall, without any liability to you, have the right, exercisable at any time after the Termination Notice is given, to elect any other person to the office or offices in which you are then serving and to remove you from such office or offices, but (ii) all other obligations each of you and the Company have to the other, including the Company's obligation to pay your compensation and make available the fringe benefits to which you are entitled hereunder, shall continue until the end of the Initial Term or any Renewal Term, as the case may be.
          (2) Compensation. You shall be compensated for performance of your obligations under this agreement at the rate of $237,000 per annum (such salary, as adjusted from time to time, hereinafter is referred to as the "Base Salary"), payable in such manner as is consistent with the Company's payroll practices for executive employees. On May 1, 1991 and the first day of each Renewal Term of this Agreement, if any, the Base Salary shall be adjusted by multiplying the Base Salary by a fraction (i) the numerator of which shall be the Consumer Price Index (for urban wage earners and clerical workers, all items) as reported by the Bureau of Labor Statistics of the United States Department of Labor for the New York, New York-Northeastern New Jersey area (or such other successor government agency as then shall perform that reporting function) (the "Index") for the month immediately preceding the month in which the Base Salary adjustment shall occur and (ii) the denominator of which shall be the Index for the month immediately preceding the month in which the immediately preceding term commenced (or, in the case of the Base Salary adjustment on May 1, 1991, for the month of April 1989); provided, however, that in no event shall any such adjustment result in a decrease in the Base Salary.
          3.   Duties.  (a) During the term of your
    employment hereunder, including any Renewal Term hereof, you shall serve and the Company shall employ you as the President of the Company or in such other executive capacity with duties, title and responsibilities of a similar or greater nature and stature as those initially undertaken by you as the Board of Directors from time to time may determine. In your capacity as President, you shall serve as the Chief Operating Officer of the Company, reporting to and under the supervision and direction of the Chairman of the Board and Chief Executive Officer. You also shall perform such other services and duties consistent with the office or offices in which you are serving and its responsibilities as from time to time may be prescribed by the Board of Directors. You shall be nominated, on an annual basis so long as you continue to be employed hereunder, for election as a director of the Company and, if elected, you shall serve as such and as an officer and/or director of any of the Company's subsidiaries, in all cases in conformity to the by-laws and the policy of the Board of Directors of each such corporation.
          (b) You shall be required to devote your entire business time and energies during normal business hours to the business and affairs of the Company and its subsidiaries. Nothing in this Section shall be construed as prohibiting you from (i) investing your personal assets in businesses in which your participation is solely that of a passive investor in such form or manner as will not violate Section 9 hereof or require any services on your part in the operation or affairs of those businesses or (ii) devoting a portion of your time, which is not expected to be substantial, to the matter described in a letter, dated as of the date hereof, delivered by you to the Company.
          (c)  You shall cooperate with the Company,
    including taking such medical examinations as the Company reasonably shall deem necessary, if the Company shall desire or be required (such as pursuant to the terms of any bank loan or any agreement for merger, sale or purchase or any Company medical, disability or life insurance plan) to certify in writing the current state of your physical health. Where reasonably possible, the Company shall cooperate with your request to have such examinations performed by your personal physician or another physician reasonably acceptable to you.
          (d) You shall be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees, except to the extent the same are inconsistent with any of the express provisions hereof.
          4. Benefits. (a) Subject to Section 4(b) hereof, you shall have the benefit of and be entitled to participate in such employee benefit plans and programs, including life, disability and medical insurance, pension, savings and other similar plans, as the Company now has or hereafter may establish from time to time, and in which you would be entitled to participate pursuant to the terms thereof; provided, however, that notwithstanding the provisions of
    Section 2 hereof, your base salary for the purpose of determining the level of benefits available to you under those plans and programs shall be deemed to be $200,000, subject to adjustment in the same manner as the Base Salary is to be adjusted pursuant to Section 2. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof shall affect this agreement.
          (b) You shall not be entitled to participate in the Company's Incentive Compensation Plan; however, the Compensation Committee shall consider annually granting you a cash bonus, to the extent (if any) it deems appropriate in its sole discretion, (i) for the Company's fiscal years ending January 31, 1990 and 1991, respectively, as a mitigating factor if you fail to meet the performance criterion for the relevant year for the vesting of your Option (as defined in the Option Agreement attached as Exhibit A hereto (the "Option Agreement")) and (ii) for any fiscal year, if your performance for that year is considered exceptional. You shall not be entitled to be granted options under the Company's Stock Option Plan.
          (c)  You shall be entitled to four weeks of
    vacation each year.
          5. Change of Control; Severance Pay. If you elect to terminate the Initial Term or the first Renewal Term as a result of a Change of Control of the Company, then within ten business days after the termination date of the relevant term (the "Termination Date") the Company shall pay to you an amount in cash (the "Termination Payment") equal to your Base Salary at that time; provided, however, that if the Termination Date occurs less than 12 months before the original expiration date of the relevant term as provided herein (the "Original Date"), then a portion of the Termination Payment (the "Adjustment Portion"), determined by multiplying the original amount of the Termination Payment by a fraction (a) the numerator of which shall be 12 minus the number of whole calendar months in the period from the

    Termination Date through the Original Date and (b) the denominator of which shall be 12, shall be adjusted by multiplying the Adjustment Portion by a fraction (i) the numerator of which shall be the Index for the month immediately preceding the month in which the Termination Date occurs and (ii) the denominator of which shall be the Index for the month immediately preceding the month in which the relevant term commenced. The Termination Payment shall be considered severance pay, and you shall not be under any duty to mitigate damages by seeking further employment nor shall any compensation that you may receive from future employment be offset against your rights to receive that payment.
          6. Other Agreements. As additional incentives for you to enter into this agreement, you and the Company shall enter into the following additional agreements (the "Other Agreements"): (i) the Option Agreement; (ii) the Stock Purchase Agreement attached as Exhibit B hereto; and (iii) the Registration Rights Agreement attached as Exhibit C hereto. If, at any time after the date hereof, the Company shall amend the comparable agreements (including the employment agreement) entered into as of May 26, 1988 with Donald L. Nevins, Jr. so as to increase or otherwise improve any of the rights or benefits available to Mr. Nevins thereunder, the Company simultaneously shall cause the relevant agreement with you to be amended so that those increased or improved rights or benefits also are made available to you.
          7.   Working and Other Facilities.  During the
    Initial Term and any Renewal Term, you shall be provided with such working facilities and other support services as are suitable to your position and appropriate for the performance of your duties.
          8. Expenses. The Company shall reimburse you for all legal and accounting fees and expenses incurred by you in connection with the structuring, negotiation and preparation of this agreement and the other agreements referred to in
    Section 6 hereof, up to an aggregate maximum of $10,000, upon the presentation by you of appropriate substantiation thereof. In addition: (a) if you relocate the principal residence of your family to the vicinity of the Company's headquarters in Plymouth Meeting, Pennsylvania on or before May 31, 1990, the Company shall reimburse you for expenses, up to an aggregate maximum of $35,000, reasonably incurred by you in effecting that relocation; and (b) the Company shall reimburse you for all reasonable expense incurred by you in connection with the performance of your obligations hereunder, upon the presentation by you of appropriate substantiation of such expenses and approval thereof by a member of the Compensation Committee in accordance with normal Company expense reimbursement policies.

          9. Restrictive Covenants. (a) During such time as you shall be employed by the Company, and for a period of one year thereafter, you shall not, without the prior written consent of the Board of Directors, directly or indirectly become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or a consultant for, any business that is "In Competition" with the Company at the time your employment with the Company ceases; provided, however, that nothing herein shall prevent you from (i) investing (A) without limit in the securities of any company listed on a national securities exchange or quoted on the NASDAQ quotation system, or (B) to the extent of no more than 20% of the equity in any other company, provided that (with reference to clauses (A) and (B) above) your involvement (directly or through any affiliated person or entity) with any such company is solely that of a stockholder, (ii) retaining (or exercising your right to acquire and thereafter retaining) any investment that you owned (or had the contractual right to acquire) as of the date of commencement of your employment with the Company, or
    (iii) being employed during the one-year period referred to above by any business that is not In Competition with the Company. As used herein, the term "In Competition", when used with reference to any business, means that (1) not less than 25% of the consolidated revenues of that business are provided by one or more classes of products manufactured and sold by such business and services provided by such business (the "Common Classes") that, in the aggregate, provide not less than 25% of the Company's consolidated revenues and (2) at least one of the Common Classes individually provides not less than 15% of the consolidated revenues of that business and of the Company, respectively.
          (b) The parties hereto intend that the covenant contained in this Section 9 shall be deemed a series of separate covenants for each appropriate jurisdiction. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 9 on grounds that, taken together, they cover too extensive a geographic area, the parties intend that those covenants
    (taken in order of the jurisdictions that are the least populous) that, if eliminated would permit the remaining separate covenants to be enforced in that proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 9.
          10. Confidentiality, Noninterference and Proprietary Information. (a) In the course of your employment by the Company hereunder, you will have access to confidential or proprietary data or information of the Company. You shall not at any time divulge or communicate to any person, nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such confidential or proprietary data or information, except to the extent the same (i) becomes publicly known other than through a breach of this agreement by you,
    (ii) was known to you prior to the disclosure thereof by the Company to you or (iii) is subsequently disclosed to you by a third party who shall not have received it under any obligation of confidentiality to the Company. The provisions of this
    Section 10(a) shall survive your employment hereunder, whether by the normal expiration thereof or otherwise, for as long as such data or information remains confidential. The term "confidential or proprietary data or information" as used in this agreement shall mean data or information not generally available to the public, including personnel information, financial information, customer lists, supplier lists, product and trading specifications, trade secrets, information concerning product composition and formulas, tools and dies, drawings and schematics, manufacturing processes, information regarding operations, systems and services, knowhow, computer and any other processed or collated data, computer programs, and pricing, marketing, sales and advertising data.
          (b) You shall not, during the term of this Agreement and for a period of one year after the termination of your employment by the Company, for your own account or for the account of any other person, interfere with the Company's relationship with any of its suppliers, customers or employees; provided, however, that your employment by a competitor of the Company, if not in violation of your noncompetition agreement contained in Section 9(a) hereof, and your contacting of suppliers and customers in connection therewith, if not in violation of this Section 10, shall not constitute "interference" hereunder.
          (C) You shall at all times promptly disclose to the Company, in such form and manner as the Company reasonably may require, any inventions, improvements or procedural or methodological innovations, programs methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trade-marked, copyrighted or patented) conceived or developed or created by you during and in connection with your employment hereunder and which relate to the business of the Company ("Intellectual Property"). All such Intellectual Property shall be the sole property of the Company. You shall execute such instruments and perform such acts as reasonably may be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property. If the Company is unable for any reason to secure your signature on such instruments, you irrevocably appoint the Company and its duly authorized officers and agents as your agents and attorneys-in-fact to execute such instruments and to do such things with the same legal force and effect as if executed or done by you. The Company shall not claim any benefits under this paragraph if the same are substantially derived or adapted from information or data held or possessed by third parties and generally available to you whether or not employed by the Company.
          (d) All written materials, records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon the request of the Company during your employment, you shall deliver the same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you shall deliver to the Company all other Company property in your possession or under your control, including confidential or proprietary data or information and all Company credit cards and automobiles.
          11. Equitable Relief. With respect to the covenants contained in Sections 9 and 10 of this agreement, you acknowledge that any remedy at law for any breach of said covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive or other equitable relief to enforce its rights hereunder.
          12.  Earlier Termination; Continued Compensation.
    Your employment hereunder shall terminate prior to the stated expiration date of the Initial Term or, if applicable, the then current Renewal Term (the "Stated Expiration Date") on the following terms and conditions:
               (a)  This agreement shall terminate
    automatically on the date of your death. Notwithstanding the foregoing, the Company shall: (i) continue to make payments to your estate of your Base Salary as then in effect pursuant to this agreement until six months after your death; provided, however, that to the extent those Base Salary payments continue beyond the original expiration date of the term of this agreement during which you shall have died, the amount of each of the payments to be made after that original expiration date shall be adjusted by multiplying the same by a fraction (A) the numerator of which shall be the Index for the last month of the term in which you died (as originally provided for herein) and
    (B) the denominator of which shall be the Index for the month immediately preceding the month in which that term commenced; and (ii) pay your estate any reimbursable expenses that had been incurred by you and for which you had not been reimbursed as provided herein as of the date of your death.
               (b) This agreement shall be terminated, at the option of the Company, if you are unable to perform your duties hereunder for 90 days (whether or not continuous) during any period of 365 consecutive days by reason of physical or mental disability. The disability shall be deemed to have occurred on the 90th day of your inability to perform your duties due to disability, and notice of termination on account of such disability shall be given (if at all) by the Company within 30 days after that date. Notwithstanding the foregoing, the Company shall: (i) continue to pay to you your Base Salary as then in effect pursuant to this agreement (less any amounts paid to you pursuant to any disability policy provided by the Company), until six months after such disability; provided, however, that to the extent those Base Salary payments continue beyond the original expiration date of the term of this agreement during which you shall have been determined to be disabled, the amount of each of the payments to be made after that original expiration date shall be adjusted by multiplying the same by a fraction (A) the numerator of which shall be the Index for the last month of the term during which you were determined to be disabled (as originally provided for herein) and (B) the denominator of which shall be the Index for the month immediately preceding the month in which that term commenced; and (ii) pay you any reimbursable expenses that had been incurred by you and had not been reimbursed as provided herein as of the date of termination due to such disability. Disability as used in this paragraph shall mean any single or series of related physical or mental conditions, illnesses or diseases which, in the opinion of a competent and mutually selected medical specialist in the locale of your residence, independent of you and the Company, prevents you (as the date of that specialist's examination of you, which shall not take place until the condition, illness or disease in question shall have continued for at least 90 days) from substantially fulfilling your duties for the Company. If the parties do not agree on a physician mutually satisfactory to both you and the Company within ten days after written demand by one or the other, a physician shall be selected by the president of the Pennsylvania Medical Association, and the physician shall, within 30 days thereafter, make a determination as to whether disability exists and certify the same in writing. The services of the physician shall be paid for by the Company. No termination for disability shall be effective unless (i) you have first received notice in writing of the Company's determination to have you medically examined and such examination has taken place or (ii) you have unreasonably delayed, or interfered or refused to cooperate with, the examination process.
               (c) This agreement shall terminate immediately upon the Company's sending you written notice terminating your employment hereunder for cause. "Cause", as used herein and in the Other Agreements, shall mean: (i) your conviction of a felony; (ii) your material breach of any obligations under this agreement (including voluntary termination by you of this agreement (other than at the end of the Initial Term or any Renewal Term or by exercise of your right of termination provided for in Section 1(a) hereof) without a material breach by the Company of its obligations hereunder (an "Unexcused Voluntary Termination"); provided, however, that anything herein or in the Other Agreements to the contrary notwithstanding, in the case of an Unexcused Voluntary Termination, the Company shall not (except in connection with any claim, litigation or judicial or administrative proceeding that may arise therefrom or relate thereto) make any public statement to the effect that such termination constituted a termination for Cause, provided that the Company shall not be restricted from making public statements describing the consequences of such termination pursuant to this agreement and the Other Agreements; or (iii) your gross negligence or willful misconduct with respect to your duties or gross misfeasance of office.
               (d)  Upon termination of this agreement, the
    Company's obligations hereunder shall cease except as provided in subsections (a) and (b) above and Section 5 hereof.
          13.  Entire Agreement; Modification; Construction.
    This agreement constitutes the full and complete understanding of the parties, and supersedes all prior agreements and understandings, oral or written, between the parties, with respect to the subject matter hereof. You acknowledge that you have (a) carefully read this agreement, (b) had an opportunity to consult with independent counsel with respect to this agreement and (c) entered into this agreement of your own free will. You represent and warrant that you are not a party to, or otherwise bound by, any employment contracts, restrictive covenants or any other contracts preventing full performance of your duties hereunder. Each party to this agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied or referred to herein and that, except for the agreements referred to in Section 6 hereof, no other agreement, statement or promise pertaining to the terms of your employment by the Company and not contained in this agreement shall be valid or binding. This agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.
          14. Severability. Any term or provision of this agreement that is held to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this agreement or affecting the validity or enforceability of any of the terms or provisions of this agreement in any other jurisdiction.
          15. Waiver of Breach. The waiver by either party of a breach of any provision of this agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

          16. Notices. All notices hereunder shall be in writing and shall be sent by messenger or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence set forth above, with a copy to Friedman & Kaplan, 150 East 52nd Street, New York, New York 10022, Attention: Gary D. Friedman, Esq., and if to the Company, to the address set forth above with copies to Robert Alvine, at the Company's address, and to Proskauer Rose Goetz & Mendelsohn, 300 Park Avenue, New York, New York 10022,
    Attention: Jonathan Shor, Esq., or to such other address as either party to this agreement shall specify to the other.
          17. Assignability; Binding Effect. This agreement shall not be assignable by you without the written consent of the Board of Directors of the Company. This agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.
          18. Governing Law. All questions pertaining to the validity, construction, execution and performance of this agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof.
          19. Arbitration. Any disputes which arise under this Agreement shall be settled by arbitration at New York, New

    York or a mutually acceptable location pursuant to the rules of the American Arbitration Association.
          20. Headings. The headings in this agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this agreement.
          21. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            If this letter correctly sets forth our
    understanding, please sign the duplicate original in the space provided below and return it to the Company, whereupon this shall constitute the employment agreement between you and the Company effective and for the term as stated herein.
                                    CHARTER POWER SYSTEMS, INC.


                                          By: \s\ Robert Alvine
                                             ------------------
                                                    Chairman

    Agreed as of the date
    first above written:

    \s\ Alfred Weber
    -----------------------
        Alfred Weber


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
                    STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated May 30, 1989, between Charter Power Systems, Inc., a Delaware corporation (the "Company"), and Alfred Weber (the "Purchaser").
          WHEREAS, the Company has entered into an employment agreement, date as of May 30, 1989 (the "Employment Agreement"), with the Purchaser, pursuant to which the Company has engaged the Purchaser to serve as President, upon the terms and subject to the conditions set forth therein; and
          WHEREAS, in connection with the Employment
  Agreement, the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchaser, 60,000 shares (the "Shares") of the common stock, $.01 par value, of the Company ("Common Stock") upon the terms and subject to the conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree as follows:
          1. Purchase of Shares. The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, the Shares, at a purchase price of $5.50 a share.

          2.   Closing of Purchase.
          (a) The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be subject to the approval of the Shares for listing on the American Stock Exchange. The Closing shall take place on a date within five business days following the date that the Shares have been approved for listing on the American Stock Exchange, or on such later date as shall be agreed upon by the parties hereto. At the Closing, the Purchaser shall deliver to the Company, (i) a duly executed Secured Promissory Note in the form attached as Exhibit A hereto (the "Note"), in the amount of $329,400.00, representing the purchase price of the Shares less the par value thereof, and (ii) cash or a check in the amount of the par value of the Shares plus the Company's good faith determination of its withholding tax obligation respecting the purchase of the Shares. Also at the Closing, the Purchaser and the Company shall enter into a Pledge and Security Agreement in the form attached as Exhibit B hereto.
          3. Forfeiture. The Purchaser hereby agrees that the Shares shall be subject to forfeiture under the following terms and conditions:
          (a) subject to clauses (c), (d) and (e) below, 100% of the Shares shall be forfeited to the Company if the Purchaser's employment with the Company is terminated, other than by the Company without "Cause" (as defined in the Employment Agreement) or by the Purchaser as a result of a material breach by the Company of the Employment Agreement, prior to May 1, 1990;
          (b) subject to clauses (c), (d) and (e) below, 50% of the Shares shall be forfeited to the Company if the Purchaser's employment with the Company is terminated, other than by the Company without Cause or by the Purchaser as a result of a material breach by the Company of the Employment Agreement, prior to May 1, 1991;
          (c) in the event such termination is the result of the death or disability (as defined in the Employment Agreement) of the Purchaser, the portion of the Shares determined by multiplying the total number of Shares by a fraction, the numerator of which is the number of complete months during the period from May 1, 1989 through the date of termination and the denominator of which is 24, shall no longer be subject to forfeiture;
          (d) in the event of a Business Combination (as defined in the Employment Agreement), the forfeiture shall cease to apply to all the Shares simultaneous with the closing of the transaction; and
          (e)  in the event of a Change of Control (as
  defined in the Employment Agreement) other than a Business Combination, (i) the portion of the Shares determined as provided in clause (c) above and (ii) the percentage of the remainder of the Shares equal to the percentage of the unvested Option (as defined in the Option Agreement, dated the date hereof, between the Company and the Purchaser (the "Option Agreement")) that simultaneously will vest on an accelerated basis pursuant to clause (b) of the last paragraph of Schedule 1 to the Option Agreement, shall no longer be subject to forfeiture.
  If and to the extent any portion of the Shares is forfeited to the Company as aforesaid, (i) the equivalent portion of the unpaid balance of the Note shall be deemed paid and a notation to that effect shall be made by the Company on the face of the Note, (ii) the Purchaser shall deliver to the Company, within ten business days after the forfeiture, stock certificates representing the forfeited portion of the Shares and (iii) the Company shall deliver to the Purchaser, within ten business after the forfeiture, cash or a check in the amount of the par value of those Shares.
          4.   Purchaser's Representations, Warranties and
               Covenants.

          (a)  Investment Intention.  The Purchaser
  represents and warrants that he is acquiring the Shares solely for his own account, for investment, and not with a view to or for sale in connection with any distribution thereof. The Purchaser shall not, directly or indirectly, offer, transfer, sell or otherwise dispose of any of the
                               4

  Shares (or solicit any offers to buy, purchase or otherwise acquire any of the Shares), except in compliance with the Securities Act of 1933 (the "Act") and the rules and regulations thereunder. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold or otherwise disposed of unless (i) the disposition is pursuant to an effective registration statement under the Act, (ii) the Purchaser shall have delivered to the Company an opinion, from counsel and in form and substance reasonably satisfactory to the Company, to the effect that the disposition is exempt from the provisions of
  Section 5 of the Act or (iii) a no-action letter from the Securities and Exchange Commission shall have been obtained with respect to the disposition.

          (b) Legend. The certificate or certificates representing the Shares shall bear the following legend:
          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (A) THE DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (B) THE HOLDER HEREOF
          SHALL HAVE DELIVERED TO THE COMPANY, AN OPINION FROM COUNSEL AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
          SECTION 5 OF THAT ACT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION SHALL HAVE BEEN OBTAINED WITH RESPECT TO THE DISPOSITION. THE SHARES EVIDENCED BY THIS CERTIFICATE ALSO ARE SUBJECT TO FORFEITURE UNDER CERTAIN CIRCUMSTANCES IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, DATED MAY 30, 1989, BETWEEN ALFRED

          WEBER AND THE COMPANY, A COPY OF WHICH IS ON FILE
          AT THE PRINCIPAL OFFICES OF THE COMPANY.

          (c)  Compliance with Rule 144.  If any of the
  Shares are disposed of in accordance with Rule 144 under the Act, the Purchaser shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with the disposition.
          (d) Section 83(b) Election. The Purchaser shall make an election, pursuant to Section 83(b) of the Internal Revenue Code of 1986, to include in his gross income for 1989 the excess of the total fair market value of the Shares on the date of the Closing over $330,000.
          5. Listing. The Company shall apply for the listing on the American Stock Exchange of the Shares and the shares of Common Stock issuable upon exercise of the Option (subject to notice of issuance).
          6.   Miscellaneous.
          (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the Company at 3043
                                6

  Walton Road, Plymouth Meeting, Pennsylvania 19462,
  Attention:  Robert Alvine, with a copy to Proskauer Rose
  Goetz & Mendelsohn, 300 Park Avenue, New York, New York
  10022, Attention: Jonathan Shor, Esq., and to the Purchaser at the Purchaser's address contained in the Company's records, with a copy to Friedman & Kaplan, 150 East 52nd Street, New York, New York 10022, Attention: Gary D. Friedman, Esq., or to such other address as either party to this Agreement shall specify by notice to the other.
          (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
          (c) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company.
          (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Purchaser without the prior written consent of the other party.
          (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.
          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
          (g) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.
                                     CHARTER POWER SYSTEMS, INC.



                                               By: \s\ President
                                              ------------------
                                                   Title:



                                                \s\ Alfred Weber
                                               -----------------
                                                    Alfred Weber

                                        EXHIBIT A to
                                        Stock Purchase Agreement

                            PURCHASE
                     SECURED PROMISSORY NOTE

  $329,400.00                                      June   , 1989


          FOR VALUE RECEIVED, ALFRED WEBER (the "Payor") hereby promises to pay to CHARTER POWER SYSTEMS, INC., a Delaware corporation ("the Company"), the principal sum of Three Hundred Twenty Nine Thousand Four Hundred Dollars ($329,400.00) with interest on the outstanding principal balance hereof until paid in full at the rate of 12.5% per annum. Payment of principal and interest is to be made in lawful money of the United States of America at the offices of the Company or at such other place as the holder hereof shall designate.
          Interest hereon shall be due and payable, in arrears, on the first business day of each month, commencing August 1, 1989. Subject to the prepayment and acceleration provisions hereinafter set forth, this Note shall mature and the principal and any accrued and unpaid interest shall be due and payable in full on April 30, 1993; provided, however, that (i) if the employment of the Payor with the Company shall have been terminated after October 31, 1991 and before May 1, 1993, other than for "Cause" as defined in the employment agreement, dated May 30, 1989, between the Payor and the Company (a "Cause Termination"), the maturity of this

  Note shall be extended until 18 months after the date of termination of the Payor's employment with the Company; and
  (ii) if the employment of the Payor with the Company shall not have been terminated on or before April 30, 1993, the maturity of this Note shall be extended until April 30, 1998; provided, further, that this Note shall mature and be due and payable 18 months after the date of termination (other than a Cause Termination) of the Payor's employment with the Company, which termination shall occur after April 30, 1993.
          This Note is secured by the pledge by the Payor to the Company of certain shares of common stock of the Company, in accordance with the terms of a Pledge and Security Agreement (the "Security Agreement") between the Payor and
  the Company, dated June    , 1989, and in that respect is
  subject to all of the terms, provisions and conditions of the Security Agreement.
          This Note evidences a loan made by the Company to the Payor to enable him to purchase 60,000 shares of common stock of the Company (the "Shares). If the Payor shall sell or transfer any of his Shares or the proceeds thereof, or any cash (other than cash dividends), securities, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Shares (collectively, the "Additional Shares"), there shall be due and payable, immediately upon the consummation of the sale or transfer, a payment of principal hereunder in an amount equal to the product obtained by multiplying the then outstanding principal amount of this Note by a fraction, the numerator of which shall be the number of Shares and Additional Shares then sold or transferred and the denominator of which shall be the number of Shares and Additional Shares then owned by the Payor (before giving effect to the sale or transfer). Nothing in this paragraph shall be deemed to permit any sale or transfer by the Payor of any Shares by the Payor of any Shares or Additional Shares, to the extent the same otherwise would be prohibited by the provisions of any other agreement to which the Payor and the Company are parties.
          If: (i) the Payor fails to make any payment hereunder within ten days after notice from the Company to the Payor that the payment is due; or (ii) a Cause Termination occurs; or (iii) a Default (as defined in the Security Agreement) shall have occurred under the Security Agreement (each of the events listed in (i), (ii) and (iii) above being an "Event of Default" hereunder); the then outstanding principal balance hereof shall become immediately due and payable.
          The Payor may, at any time and from time to time, prepay in whole or part, without premium or penalty, the then outstanding principal balance hereof.
          The Payor hereby agrees to pay all reasonable costs, fees and expenses incurred by the Company for the collection of all sums due hereunder, including reasonable attorneys' fees and court costs. The Payor hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with this Note (including any acceleration of the maturity hereof) and further agrees that this Note shall be governed by the laws of the State of New York in all respects (without giving effect to the conflicts of law provisions thereof), including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except to the extent the Company may consent thereto in writing.
          IN WITNESS WHEREOF, the Payor has executed and delivered this Note to the Company as of the date first above written.

                                                \s\ Alfred Weber
                                               -----------------
                                                   ALFRED WEBER

                                   EXHIBIT B to
                                   Stock Purchase Agreement


                  PLEDGE AND SECURITY AGREEMENT


          AGREEMENT, dated June    , 1989, between ALFRED
  WEBER ("Pledgor") and CHARTER POWER SYSTEMS, INC., a
  Delaware corporation ("the Company").
          WHEREAS, the Company has made a loan to Pledgor on the date hereof in the amount of $329,400.00, pursuant to the Stock Purchase Agreement, dated May 30, 1989 (the "Stock Agreement"), between Pledgor and the Company, to enable the Pledgor to purchase 60,000 shares (the "Purchased Shares") of Common Stock of the Company, par value $.01 per share ("Common Stock"), and the Company in the future may make additional loans to Pledgor to enable Pledgor to purchase certain additional shares of Common Stock (the "Option Shares") issuable upon the exercise of an option granted to him pursuant to the Option Agreement dated May 30, 1989 (the "Option Agreement"), between Pledgor and the Company (collectively, the "Loans"); and
          WHEREAS, in order to induce the Company to make the Loans, Pledgor has agreed to grant, and does hereby grant, to the Company, a security interest in the Purchased Shares and all Option Shares hereafter purchased by Pledgor with the proceeds of any of the Loans (collectively, the "Shares").

          NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:
          1. Creation of Security Interest. As security for payment in full of the Loans, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Company as collateral security, and hereby grants to the Company a first lien and security interest in, all of the Shares, whether now owned or hereafter acquired, the proceeds thereof, and all cash (other than cash dividends, except to the extent expressly provided herein), securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of the Shares (all of such Shares, proceeds thereof, cash (other than cash dividends, except to the extent expressly provided herein), securities and other property hereinafter being referred to collectively as the "Collateral"). Concurrently with the execution of this Agreement, Pledgor is delivering to the Company (i) all stock certificates representing the Purchased Shares and (ii) a duly endorsed irrevocable stock power in blank therefor. Upon the issuance of any Option Shares purchased by Pledgor with the proceeds of any of the Loans, Pledgor shall deliver to the Company (i) all stock certificates representing those Option Shares and (ii) duly endorsed irrevocable stock powers in blank therefor.

          2.  Stock Dividends and Adjustments; Voting Rights.
  If, during the term of this Agreement, any stock dividend, reclassification, stock split, readjustment, warrant, option or right to acquire additional securities is issued with respect to the Collateral or any part thereof, or any other change is made in the capital structure of the Company, all new, substituted or additional shares or securities that Pledgor shall become entitled to receive as a result thereof promptly shall be delivered to the Company (together with appropriate instruments of transfer duly endorsed in blank) and, from and after the time Pledgor shall be entitled to receive the same, those shares and securities shall be, and be deemed to be, part of the property pledged hereunder and included in the term Collateral as defined herein. So long as a Default (as hereinafter defined) shall not have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends payable with respect to, and to exercise all rights to vote, the securities contained in the Collateral. Upon the occurrence and during the continuance of a Default, the Company shall be entitled to receive all such cash dividends and to exercise all such voting rights.
          3.   Representations, Warranties and Covenants.
  Pledgor hereby represents, warrants and covenants that:
               (a) Pledgor is and will be the sole legal and equitable owner of the Collateral, and that Pledgor has and will have the right to transfer, pledge and deliver the Collateral to the Company hereunder;
               (b)  there are and will be no outstanding
  liens, encumbrances, or claims in respect of the Collateral other than the security interest created by this Agreement;
               (c)  Pledgor will preserve and defend all
  right, title and interest of the Company in and to the Collateral against all claims thereon; and
               (d)  the pledge of the Collateral made hereby
  and the delivery of the Collateral in accordance herewith are and will be effective to vest in the Company a perfected, first priority security interest in the Shares as set forth herein.
          4.   Default; Remedies.  (a)  A Default shall be
  deemed to have occurred hereunder if:
               (i)  an Event of Default (as such term is
  defined in the Notes evidencing the Loans (the "Notes"))
  shall occur;
               (ii) Pledgor sells, assigns, transfers or
  otherwise disposes of, or grants a lien on or security
  interest in or option or right with respect to, or otherwise encumbers the Collateral or any part thereof or any interest therein, unless concurrently therewith Pledgor repays the
  Notes to the extent required in accordance with the terms
  thereof;
               (iii) Pledgor becomes insolvent, makes a
  general assignment for the benefit of creditors, or files or has filed against him any petition under any bankruptcy or insolvency law or any action for the appointment of a receiver or trustee; provided, however, that in the event of an involuntary bankruptcy or insolvency proceeding, Pledgor shall have 60 days from the date of filing thereof to stay such proceeding;
               (iv) any of the Collateral shall be attached
  or levied upon or seized in any legal proceedings, or held by virtue of any levy or distraint, which attachment, levy or distraint shall not be vacated within 60 days; provided, however, that any such attachment, levy or distraint shall not constitute a Default so long as it is stayed; or
               (v)  Pledgor otherwise defaults in any
  material respect in the observance or performance of any representation or other covenant or agreement contained herein or in any of the Notes, and that default continues for a period of ten days after notice thereof from the Company.
          (b)  If a Default shall have occurred and be
  continuing, the Company shall be entitled, in addition to any other rights granted under the Notes, to exercise all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code or any other applicable law, all of which rights and remedies, to the full extent permitted by law, shall be cumulative and not alternative. Pledgor agrees that 30 days shall constitute reasonable notice of a sale or other disposition of any of the Collateral. The remainder of the proceeds from any such sale or other disposition, after deducting therefrom all expenses incurred in connection therewith (including reasonable legal fees and expenses) and after payment in full of Pledgor's obligations to the Company under the Notes and this Agreement, shall be paid over to Pledgor. The Company shall not sell or otherwise dispose of a greater number of Shares than it reasonably determines is necessary for the payment in full of Pledgor's obligations to the Company under the Notes and this Agreement, including all expenses incurred in connection with such sale or other disposition. Pledgor further agrees that a private sale of the Collateral on such terms as the Company approves shall be deemed to be commercially reasonable; provided, however, that the Company is authorized in its absolute discretion to restrict the prospective purchasers to those persons who represent and agree to the satisfaction of the Company and its counsel that they are purchasing the Collateral for their own account, for investment, and not with a view to or for sale in connection with a distribution in violation of the Securities Act of
  1933 or any other applicable law or regulation.
          5.   Waiver of Rights or Remedies.  (a) The
  Company, by act, delay, omission, acceptance of partial
  payment or otherwise, shall not be deemed to have waived any rights or remedies hereunder or under the Notes unless the waiver is in writing and signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy, or both, that the Company otherwise would have had on any
  future occasion.
          (b)  To the full extent that Pledgor may lawfully
  so agree, Pledgor agrees that it will not at any time plead, claim or take the benefit of any moratorium or redemption law now or hereafter enforced, in order to prevent or delay the enforcement of this Agreement or the application of any portion or all of the Collateral as provided by this
  Agreement, and Pledgor, for himself and all who may claim
  under Pledgor, as far as they now or hereafter lawfully may, hereby waives the benefit of all such laws.
          6. Authorization. The Company shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Company by the terms hereof, together with such powers as are reasonable incidental thereto. The Company may execute any of its duties hereunder by or through designees and shall be entitled to retain counsel and to act in reliance upon the advice of such
  counsel concerning all matters pertaining to its duties hereunder. Neither the Company, nor any director, officer or employee of the Company, shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own
  negligence or willful misconduct or breach of this Agreement. The Company shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.
          7.   Further Assurances.  Pledgor agrees that he
  shall at the request of the Company execute and deliver all such further assignments, endorsements and other documents and take all such further action as the Company may
  reasonably request in order to effect the purposes and provisions of this Agreement and to perfect, continue, better assure or confirm the rights of the Company in the Collateral provided for hereunder.
          8.   Termination.   The security interest and
  assignment created and granted hereunder shall terminate only when Pledgor has fully satisfied all of his obligations hereunder and under the Notes, and at that time all
  Collateral remaining in the possession of the Company shall be returned to Pledgor, accompanied by appropriate stock
  powers.
          9. Notices. Notices or other communications to either of the parties shall be in writing and shall be deemed to have been duly and properly given on the date such notices or other communications are (i) personally delivered with receipt acknowledged, or (ii) received when mailed by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below or to which other address as either party to this Agreement shall specify to the other:
          To Pledgor:    Alfred Weber
                         158 Beecher Drive
                         Southbury, CT 06488

                         -with a copy to-

                         Friedman & Kaplan
                         150 East 52nd Street
                         New York, New York 10022
                         Attention: Gary D. Friedman, Esq.

     To the Company:     Charter Power Systems, Inc.
                         3043 Walton Road
                         Plymouth Meeting, Pennsylvania
                         Attention: Robert Alvine

                         -with a copy to-

                         Proskauer Rose Goetz
                            & Mendelsohn
                         300 Park Avenue
                         New York, New York 10022
                         Attention: Jonathan Shor, Esq.

          10. Miscellaneous. (a) This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and performed therein without regard to the principles of conflict of laws thereof. If any term or provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable under the laws of any governmental authority to which this

  Agreement is subject, the term or provision shall be deemed severed from this Agreement, and the remaining terms and provisions shall be enforceable, to the fullest extent permitted by law.
          (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors, assigns and legal representatives of the parties, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Company as Collateral under this Agreement, except to the extent provided herein. The Company may assign this Agreement, any interest herein or in the Collateral or any part thereof, to any wholly owned affiliated entity of the Company.
          (c)  Captions used herein are inserted for
  reference purposes only and shall not affect the interpretation or meaning of this Agreement.
          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
          (e) This Agreement may not be changed, modified or, except as provided in Section 8 hereof, terminated, in whole or in part, except by a written instrument signed by the party against whom any such change, modification or termination is sought to be enforced.
          IN WITNESS WHEREOF, Pledgor has executed this Agreement on the date hereinabove first written.

                                            \s\ Alfred Weber
                                         -----------------------
                                               Alfred Weber


  AGREED TO AND ACCEPTED:

  CHARTER POWER SYSTEMS, INC.

  By: \s\ D.  L.  Nevins, Jr.
  -----------------------------
      Vice President Finance

                         OPTION AGREEMENT


          ALFRED WEBER (the "Optionee") hereby is granted the option (the "Option") to purchase One Hundred Ten Thousand (110,000) fully paid and nonassessable shares of the common stock, par value $.01 per share (the "Common Stock"), of Charter Power Systems, Inc., a Delaware corporation (the "Company"), upon and subject to the following terms and conditions:
     1. OPTION PRICE. The price at which shares of Common Stock subject to the Option may be purchased is $6.04 a share.
     2. DURATION OF OPTION. The Option shall expire, and all rights to purchase shares of Common Stock pursuant thereto shall cease, on April 30, 1994 (the "Expiration Date").
     3. VESTING OF OPTION. No portion of the Option may be exercised until it has vested. The Option shall vest as set forth in SCHEDULE 1 attached hereto.
     4. EXERCISE OF OPTIONS. A person entitled to exercise the Option may exercise it in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of its President, (a) written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, (b) payment in full of the purchase price for those shares and (c) payment of the amount required for the Company to satisfy its withholding tax obligation respecting that exercise as determined by the Company's independent accountants. Those payments shall be made in cash, by check to the order of the Company or, in the case of a payment of the amount described in clause (b) above (less the par value of the relevant shares), by delivery of a Secured Promissory
Note in the form attached as Exhibit A hereto.
     5. NONTRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may not be exercised by anyone other than the Optionee, except that, if the Optionee dies or becomes incapacitated, the Option may be exercised by the Optionee's estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Agreement.
     6. TERMINATION OF EMPLOYMENT. The following rules shall apply in the event of the termination of the Optionee's employment with the Company:
               (i)  if the termination is for "Cause", as
          defined in the employment agreement, dated the date hereof, between the Optionee and the Company, the Option immediately shall terminate;

          (ii) if the termination is other than for
          Cause (including due to death or disability), the Option shall expire 18 months after the date of termination, or on the applicable Expiration Date, whichever first shall occur; and
               (iii) anything contained in this Section 6 to the contrary notwithstanding, except as provided in Part B of SCHEDULE 1 hereto, the Option may be exercised following termination of the Optionee's employment only if, and to the extent that, the Option was exercisable as of the date of termination.
          7.  NO RIGHTS AS STOCKHOLDER OR TO CONTINUED
EMPLOYMENT. The Optionee shall not have any rights as a stockholder of the Company with respect to any shares covered by the Option prior to the date of issuance to the Optionee of the certificate or certificates for such shares, and the Option shall not confer upon the Optionee any right to continuance of employment with the Company or any of its subsidiaries or interfere in any way with the right of the Company or of its subsidiaries to terminate the employment of the Optionee.
          8.  ISSUANCE OF SHARES; RESTRICTIONS.  (a)
Subject to the conditions and restrictions provided in this
Section 8, the Company shall, within 20 business days after
                                3
the Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of that person, for the number of shares of Common Stock with respect to which the Option was exercised. The Company may place a legend on any stock certificate issued hereunder to reflect any restrict-ions provided for in this Section 8.
          (b) Unless the issuance of the shares subject to the Option has been registered under the Securities Act of 1933 (the "Act") (and, if the Optionee may be deemed an "affiliate" of the Company, as defined in Rule 405 under the Act, if the resale by the Optionee of those shares also has been registered under the Act), or the Company (based on advice of counsel) has determined that an exemption from registration under the Act is available, the Company may require prior to and as a condition of the issuance of any shares of Common Stock, that the person exercising the Option hereunder provide to the Company a written representation in a form prescribed by the Company to the effect that that person is acquiring those shares solely with a view to investment, for that person's own account, and not with a view to the resale or distribution of all or any part hereof, and that such a person will not dispose of any of those shares other than in accordance with the registration provisions of the Act, unless the Company (based upon advice of counsel) is satisfied that an exemption from such registration is available.
          (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to issue any shares of Common Stock upon the exercise of the Option granted hereunder unless and until the Company is satisfied that such issuance complies with all applicable provisions of the Act and all other applicable laws or regulations by which the Company is bound or to which the Company or those shares are subject.
          9. ADJUSTMENTS. The number of shares of Common Stock covered by the Option and the exercise price therefore shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend; PROVIDED, HOWEVER, that any fractional shares resulting from any such adjustment shall be eliminated. Notwithstanding the foregoing, no adjustment shall be made upon the issuance of new shares of Common Stock for fair consideration.
          10. CONDITION. The Option is subject to the listing on the American Stock Exchange of the shares of Common Stock issuable upon exercise of the Option (subject to notice of issuance).

          11. MISCELLANEOUS. (a) NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the Company at 3043 Walton Road, Plymouth Meeting, Pennsylvania 19462,
Attention: Robert Alvine, with a copy to Proskauer Rose Goetz & Mendelsohn, 300 Park Avenue, New York, New York 10022,
Attention: Jonathan Shor, Esq., and to the Optionee at the Optionee's address contained in the Company's records, with a copy to Friedman & Kaplan, 150 East 52nd Street, New York, New York 10022, Attention: Gary D. Friedman, Esq., or to such other address as either party to this Agreement shall specify by notice to the other.
          (b) BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          (c) AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Optionee and the Company.
          (d) APPLICABLE LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.
          (e) COUNTERPARTS.  This Agreement may be executed
in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
          (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date written below. Date of Grant: May 30, 1989
                                   CHARTER POWER SYSTEMS, INC.
                                   By: \s\ D. L. Nevins, Jr.
                                        VP Finance



                                      \s\ Alfred Weber
                                        Alfred Weber

                                                SCHEDULE 1

A.   VESTING OF OPTION.
          The Option shall vest: (i) to the extent of 27,500 shares, as of January 31, 1990, only if the Company's earnings per share (the "EPS") for the fiscal year ending January 31, 1990 equal or exceed $.90; (ii) to the extent of an additional 27,500 shares (together with the initial 27,500 shares, the "First Portion"), as of January 31, 1990, only if the EPS for the fiscal year ending January 31, 1990, equal or exceed $1.05; and (iii) to the extent of the remaining 55,000 shares (the "Second Portion"), as of January 31, 1991, only if the EPS for the fiscal year ending January 31, 1991 equal or exceed $1.25. For this purpose, the EPS shall be as reported in the Company's audited financial statements for the relevant fiscal year, adjusted to exclude from the calculation of EPS (a) any extraordinary items (as determined by the Company's independent accountants in accordance with generally accepted accounting principles), (b) any shares issued or issuable pursuant to the Company's Stock Option Plan and (c) any increase or decrease in the number of outstanding shares resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend.
          If the employment of the Optionee with the Company is terminated due to death or disability (as defined in the employment agreement, dated the date hereof, between the Optionee and the Company (the "Employment Agreement") after October 31, 1989 or 1990 and the applicable EPS amount for the fiscal year ending January 31, 1990 or 1991, as the case may be, is met, the Optionee shall be deemed to have been employed through the end of the relevant fiscal year for the purpose of the vesting of the Option.
B.   ALTERNATIVE VESTING.
          The Option (if (i) the circumstance or transaction described in paragraph 1 or 2(a) below occurs or is completed on or before January 31, 1992 or (ii) the transaction described in paragraph 2(b) below is completed on or before January 31, 1991) or the Second Portion (if the transaction described in paragraph 2(b) below occurs or is completed after January 31, 1991 and on or before January 31, 1992) shall vest on an accelerated basis to the extent provided below:
          1. If the average of the daily closing prices of the Common Stock of the Company, as reported by the American Stock Exchange (the "AMEX"), during any 60-day period equals or exceeds $15.00 a share, full alternative vesting shall occur on the last day of that 60-day period.
          2. If: (a) a Business Combination (as defined in the Employment Agreement) has occurred at a weighted average price per share on a fully diluted basis (the "Transaction

Price") of not less than $11.00; or (b) a Change of Control (as defined in the Employment Agreement) other than a
Business Combination has occurred and the average of the
daily closing prices of a share of the Common Stock of the Company, as reported by the AMEX, during the 20 trading days prior thereto (the "CC Price"), is not less than $11.00, alternative vesting to the extent of the percentage specified below shall occur upon consummation of the transaction:
          Transaction Price             Percentage of Unvested
             or CC Price                     Option to Vest

           $11.00 - $11.99                         20%
           $12.00 - $12.99                         40%
           $13.00 - $13.99                         60%
           $14.00 - $14.99                         80%
           $15.00 or greater                      100%
PROVIDED, HOWEVER, that notwithstanding the foregoing, with respect to the First Portion, if the Change in Control shall occur during the period from February 1, 1990 through January 31, 1991 (it being agreed that alternative vesting shall occur with respect to the Second Portion to the extent, if any, hereinabove provided without regard to this proviso if the Change in Control shall occur during that period), and with respect to the Second Portion, if the Change in Control shall occur during the period from February 1, 1991 through January 31, 1992 (it being agreed that alternative vesting shall not occur with respect to the First Portion on account of a Change in Control that occurs during that period), alternative vesting shall occur only if the CC Price is not less than $12.00 (but the percentage of alternative vesting if the CC Price is from $12.00 - $12.99 shall remain 40%).

                                             EXHIBIT A to
                                             Option Agreement


                              OPTION
                     SECURED PROMISSORY NOTE


$___________                                 [Date] [1]



          FOR VALUE RECEIVED, ALFRED WEBER (the "Payor") hereby promises to pay to CHARTER POWER SYSTEMS, INC., a Delaware corporation ("the Company"), the principal sum of ________________________ (S________), without interest, on
____.[2] Payment of principal is to be made in lawful money of the United States of America at the offices of the Company or at such other place as the holder hereof shall designate.
          This Note is secured by the pledge by the Payor to the Company of certain shares of common stock of the Company, in accordance with the terms of a Pledge and Security Agree-ment (the "Security Agreement") between the Payor and the Company, dated as of June ____, 1989, and in that respect is subject to all of the terms, provisions and conditions of the Security Agreement.

___________________

[1] Insert date of exercise of option respecting Shares purchased with the principal amount of this Note.

[2] Insert date that is 18 months subsequent to date of this Note.

          This Note evidences a loan made by the Company to
the Payor to enable him to purchase ________[3] shares of common stock of the Company (the "Shares"). If the Payor shall sell or transfer any of his Shares or the proceeds thereof, or any cash (other than cash dividends), securities, or other prop-erty at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Shares (collectively, the "Additional Shares"), there shall be due and payable, immediately upon the consummation of the sale or transfer, a payment of principal hereunder in an amount equal to the product obtained by multiplying the then outstanding principal amount of this
Note by a fraction, the numerator of which shall be the
number of Shares and Additional Shares then sold or
transferred and the denominator of which shall be the number of Shares and Additional Shares then owned by the Payor
(before giving effect to the sale or transfer).  Nothing in
this paragraph shall be deemed to permit any sale or transfer by the Payor of any Shares or Additional Shares, to the
extent the same otherwise would be prohibited by the
provisions of any other agreement to which the Payor and the
Company are parties.
     If: (i) the Payor fails to make any payment here-
under within ten days after notice from the Company to the
_____________________

[3] Insert numer of Shares purchased with the principal amount of this Note.

Payor that the payment is due; or (ii) the Payor's employment with the Company is terminated for "Cause", as defined in the employment agreement, dated as of April 4, 1989, between the Payor and the Company; or (iii) a Default (as such term is defined in the Security Agreement) shall have occurred under the Security Agreement (each of the events listed in (i), (ii) and (iii) above being an "Event of Default" hereunder); the then outstanding principal balance hereof shall be immediately due and payable.
          The Payor may, at any time and from time to time, prepay in whole or part, without premium or penalty, the then outstanding principal balance hereof.
          The Payor hereby agrees to pay all reasonable costs, fees and expenses incurred by the Company for the collection of all sums due hereunder, including reasonable attorneys' fees and court costs. The Payor hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with this Note (including any acceleration of the maturity hereof) and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects (without giving effect to the conflicts of law provisions thereof), including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except to the extent the Company may consent thereto in writing.
          IN WITNESS WHEREOF, the Payor has executed and delivered this Note to the Company as of the date first above written.


                              ________________________
                                  ALFRED WEBER

                  REGISTRATION RIGHTS AGREEMENT

          AGREEMENT, dated May 30, 1989, between ALFRED
WEBER (the "Shareholder") and CHARTER POWER SYSTEMS, INC., a
Delaware corporation (the "Company").

          WHEREAS, the Shareholder on the date hereof has agreed to purchase 60,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock"), may purchase up to 5,000 additional shares of Common Stock in the open market and has been granted the option to purchase an additional
110,000 shares of Common Stock (all such shares hereinafter are referred to collectively as the "Shares");

          WHEREAS, the Company and Robert Alvine ("Alvine") have entered into a Registration Rights Agreement on May 26, 1988 (the "Alvine Agreement");

          WHEREAS, the Company has agreed to provide the Shareholder with certain registration rights respecting the Shares.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. PIGGYBACK REGISTRATION. Whenever the Company proposes to register under the Securities Act of 1933 (the "Act") any shares of Common Stock owned by Alvine, in accordance with the terms of the Alvine Agreement, the Company shall give prompt written notice to the Shareholder of its intention to effect such a registration. The Company shall include in such registration all or any portion of the Shares owned by the Shareholder at the time of the notice, in the case of clause 1(a) of the Alvine Agreement, or up to 50% of such Shares, in the case of clause 1(b) of the Alvine Agreement, with respect to which the Company has received written request for inclusion therein within 30 days after the date of the Company's notice to the Shareholder (the "Piggyback Registrations"). The Company shall pay all Registration Expenses (as defined in Section 6 hereof).

          2. NO-SALE AGREEMENT. The obligation of the Com-pany to include Shares in the Piggyback Registrations as provided in Section 1 hereof shall be subject to the Company's receipt from the Shareholder of a written agreement not to effect any public sale or distribution (other than through the registered public offering) of equity securities of the Company during the ten days prior to and the 90-day period beginning on the effective date of that registration or, if sooner, until all Shares and other securities included in that registration have been sold.

           3. EFFECTING THE REGISTRATION. Whenever the Shareholder requests that any Shares be registered pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration and the sale of those Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall, as expeditiously as possible:

               (a) prepare and file with the Securities and Exchange Commission (subject to its receipt from the Share-holder of the written information specified in Section 7(b) hereof) a registration statement with respect to those Shares, which registration statement shall state that the Shareholder may sell those Shares either under that registration statement or (to the extent available to the Shareholder) pursuant to Rule 144 (or any similar rule then in effect), and shall use its best efforts to cause such registration statement to become effective;

               (b) prepare and file with the Securities and Exchange Commission (subject to its receipt from the Share-holder of the written information specified in Section 7(b) hereof) such amendments and supplements to that registration statement and the prospectus used in connection therewith as may be necessary to keep that registration statement effective for a period of not less than six months and comply with the provisions of the Act with respect to the disposition of all securities covered by that registration statement during that six-month period in accordance with the intended method of disposition by the Shareholder set forth in that registration statement;

               (c) provide to the Shareholder such number of copies of that registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Shareholder reasonably may request in order to facilitate the disposition of the Shares owned by the Shareholder included in that registration statement;

               (d)  use its best efforts to register or
qualify those Shares under the securities or blue-sky laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in those jurisdictions of the Shares owned by the Shareholder included in that registration statement (PROVIDED, HOWEVER, that the Company shall not be required, in order to complete that registration or qualification, to (i) qualify generally to do business in any such jurisdiction where it otherwise would not be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service or process in any such jurisdiction (it being agreed that the Company shall be obligated, to the extent required in any applicable jurisdiction, to consent to limited service of process with respect to matters relating to the offering being so registered or qualified), or (iv) otherwise subject itself or any of its affiliates to unreasonable expense or restrictions);

               (e) notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event or the discovery of any information, as a result of which the prospectus included in that registration statement contains any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein not false or misleading, and, at the request of the Shareholder, the Company shall prepare a supplement or amendment to that prospectus so that, as thereafter delivered to the purchasers of those Shares, that prospectus will not contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading;

               (f) enter into such customary agreements (in-cluding an underwriting agreement in customary form and on terms reasonably agreeable to it) and take all such other ac-tions as the holders of a majority of the securities covered by the registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of those securities; and

               (g)  make available for inspection by the
Shareholder, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, ac-countant or other agent retained by the Shareholder or that underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Shareholder or that underwriter, attorney, accountant or agent in connection with that registration statement.

Notwithstanding anything contained in this Section 3 to the contrary, the Company shall not be required to file any registration statement pursuant to Section 1 hereof; (i) until it has filed its Form 10-Q (or its then equivalent) for its most recently completed fiscal quarter (unless the Company meets the eligibility requirements for the use of a registration statement on Form S-2) and its Form 10-K for its most recently completed fiscal year; or (ii) during any period of time when (A) the Company is contemplating an underwritten public offering of any of its securities within three months and, in the judgement of the managing or principal underwriter thereof or of the Company, that filing would have an adverse effect on the contemplated offering,
(B) the Company is in possession of material nonpublic information (notice of which shall have been given by the Company to the Shareholder) that it deems in its legitimate business interest not to disclose in a registration statement or (C) the Company is engaged in any program for the purchase of shares of its Common Stock; PROVIDE, HOW-EVER, that the aggregate of the periods in this clause (ii) shall not exceed 120 days during the 18-month period provided in Section 1(a) hereof).

          4.  OPINION OF COUNSEL AND LETTER FROM
ACCOUNTANTS. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of Shares under the Act, the Company shall provide, at the request of the Shareholder, on the date that those Shares are delivered to the underwriters for sale pursuant to that registration or, if those Shares are not being sold through underwriters, on the date the registration statement with respect to those Shares becomes effective: (a) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Shareholder, to the effect that (i) the registration statement, the related prospectus and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder (except that such counsel need express no opinion as to the financial statements and schedules and other financial and statistical data contained therein), (ii) while such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the registration statement and the prospectus (except for the matters referred to in clause
(iii) below), such counsel has no reason to believe either that the registration statement or the prospectus (and any amendment or supplement thereto), at the time that registration statement became effective (or in the case of an amendment or supplement, at the time it was filed), and with respect to the prospectus, on the date of such prospectus, contains any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading (except that such counsel need express no opinion as to the financial statements and schedules and other financial and statistical data, or the information provided by the Shareholder pursuant to Section 7(b) hereof, contained therein), and (iii) all of the Shares included in the registration statement have been duly authorized and validly issued, and are fully paid and nonassessable; and (b) a letter, dated that date, from the independent certified public accountants of the Company, addressed to the under-writers, if any, and to the Shareholder, if he would be deemed an affiliate of the Company as defined in Rule 405 under the Act, stating (i) that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants, the financial statements and schedules of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act, and (ii) such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration statement as the underwriters, if any, or the Shareholder, if he would qualify as an underwriter, may reasonably request; PROVIDED, HOWEVER, that the Company shall not be considered to be in breach of this Section 4 if its independent certified public accountants or counsel shall have refused to deliver all or any part of the letter or opinion specified in this Section 4 without qualification or limitation (other than standard qualifications and limitations) not specified above, if the Company shall have requested such accountants or counsel to provide the same and shall have cooperated in all reasonable respects, to the extent requested by such accountants or counsel, in providing them with information required for the preparation of that letter or opinion.

          5. REVIEW BY THE SHAREHOLDER. No less than five business days prior to the filing of a registration statement or prospectus, or any amendment or supplement thereto, the Company shall provide the Shareholder with a substantially final copy of such proposed registration statement, pros-pectus, amendment or supplement. If, prior to that filing, the Company shall receive written notice from the Shareholder to the effect that the registration statement, prospectus, amendment or supplement contains any statement relating to the Shareholder which is false or misleading or omits to state a material fact, then the Company shall not file that registration statement, prospectus, amendment or supplement without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld.

          6. EXPENSES. All expenses incident to the Com-pany's performance of or compliance with the registration ob-ligations set forth in this Agreement, including all registration and filing fees, expenses of compliance with securities or blue-sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company (but not counsel for the Shareholder) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

          7. INDEMNIFICATION. (a) The Company shall indem-nify, to the extent permitted by law, the Shareholder and any underwriter (and any controlling person thereof) acting on his behalf, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and dis-bursements) resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information provided in writing to the Company by the Shareholder expressly for use therein or by the Shareholder's or such underwriters' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has provided the Shareholder or such underwriter with a sufficient number of copies of the same.

               (b)  In connection with any registration
statement or amendment thereto in which the Shareholder is participating pursuant to the provisions of this Agreement, the Shareholder shall provide the Company in writing with such information and affidavits as the Company reasonably shall request for use in connection with any such registration statement or amendment and, to the extent permitted by law, shall indemnify the Company, its directors and officers, each person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act of 1934 (the "Exchange Act") and any underwriter (and any controlling person thereof) acting on the Company's behalf against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in (or should have been contained in, but was omitted from) any information or affidavit so provided in writing by the Shareholder.

               (c)  Any person entitled to indemnification
hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which the indemnified party seeks indemnification and (ii) unless in the indemnified party's reasonable judgement a conflict of interest between the indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall be entitled in its sole discretion to settle such claim at no cost to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgement of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim.
Notwithstanding the foregoing, any indemnified party shall have the right, in any action the defense of which has been assumed by the indemnifying party, to employ separate counsel and to participate in the defense of such action, but the fees and expenses of such counsel (except those, if any, incurred before the defense was assumed by the indemnifying party) shall be the responsibility of the indemnified party.

          8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Shareholder may not participate in any underwritten registration pursuant to the provisions of this Agreement unless he (i) agrees to sell his Shares on the basis provided in any underwriting arrangements approved by the person entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          9. SELECTION OF UNDERWRITERS. If any registration pursuant hereto is an underwritten offering, the Company will have the right to reasonably approve the investment banker(s) and manager(s) selected by the Shareholder to administer the offering.

          10. COVENANTS OF THE COMPANY. The Company shall use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, upon request of the Shareholder, shall provide the Shareholder with such information as may be necessary to enable the Shareholder to effect routine sales pursuant to Rule 144 under the Act.

          11. MISCELLANEOUS. (a) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by telex, telecopy, cable, same day or overnight courier, or mailed (registered or certified mail, return receipt requested) to the Company at 3043 Walton Road, Plymouth Meeting, Pennsylvania 19462, Attention: Robert Alvine, with a copy to Proskauer Rose Goetz & Mendelsohn, 300 Park Avenue, New York, New York 10022, Attention: Jonathan Shor, Esq., and to the Shareholder at his address contained in the stock record book of the Company, with a copy to Friedman & Kaplan, 150 East 52nd Street, New York, New York 10022, Attention: Gary D. Friedman, Esq., or to such other address as a party to this Agreement shall specify by notice to the other.

               (b) BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, and the successors and assigns of the Com-pany, on the one hand, and any other person which acquires any Shares from the Shareholder in a transaction that is exempt from the registration and prospectus delivery requirements of the Act and has given written notice to the Company of its acquisition of these Shares, on the other hand. Nothing in this Agreement, expressed or implied, is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Except as provided in this subsection (b), neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Shareholder without the prior written consent of the Company.

               (c)  WAIVER, AMENDMENT.

                    (i) WAIVER.  Any party hereto may by
written notice to the others (a) extend the time for the performance of any of the obligations or other actions of any other party to it under this Agreement, (b) waive complaince with any of the conditions or covenants of any other party to it contained in this Agreement, and (c) waive or modify performance of any of the obligations of any other party to it under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                    (ii) AMENDMENT.  This Agreement may be
amended, modified or supplemented only by a written instrument executed by the Shareholder and the Company.

               (d) APPLICABLE LAW. This Agreement shall be governed as to its validity, interpretation and effect and constured in accordance with the laws of the State of New York, regardless of the law that might be applied under the principles of conflicts of law.

               (e)  COUNTERPARTS.  This Agreement and any
amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts when taken together shall constitute one and the same instrument.

               (f)  ENTIRE AGREEMENT.  This Agreement
constitututes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (g)  ADJUSTMENTS AFFECTING SECURITIES.  The
term "Shares" as used herein shall include all additional equity securities issued with respect thereto pursuant to any subsequent stock split, stock dividend, recapitalization, merger, consolidation or other reorganization affecting the number of outstanding shares of Common Stock.

               (h)  SEVERABILITY.  If any provision of this
Agreement is unenforceable for any reason, the remaining pro-visions hereof shall not be effected thereby and shall never-theless remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                   CHARTER POWER SYSTEMS, INC.


                                   By: \s\ D. L. Nevins, Jr.
                                        Vice President - Finance


                                       \s\ Alfred Weber
                                        ALFRED WEBER


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